Explanatory Note

Hylete, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibits 6.8 and 11

PART III

INDEX TO EXHIBITS

2.1	Third Amended and Restated Articles of Incorporation, as amended *
2.2	Bylaws *
3.1	Investor Rights Agreement dated as of July 16, 2015 *
3.2	Voting Agreement dated as of July 16, 2015 *
3.3	Right of First Refusal and Co-Sale Agreement dated as of July 16, 2015, as amended June 14, 2017 *
4	Form of Subscription Agreement *
6.1	First Amended and Restated Senior Credit Agreement, dated July 28, 2017 between Hylete, Inc., certain stockholders of Hylete, Inc., Black Oak-Hylete-Senior-Debt, LLC and bocm3-Hylete-Senior Debt, LLC. *
6.2	Master Services Agreement with WealthForge Securities, LLC *
6.3	Promissory Note – Bridge Note, dated August 19, 2015, of Hylete, Inc., as Maker, to Bypass Trust Share of Chung Family Trust, as Payee, as amended *
6.4	Employment Agreement dated July 29, 2016 between HYLETE and Ronald Wilson *
6.5	Employment Agreement dated July 29, 2016 between HYLETE and Matthew Paulson *
6.6	Employment Agreement dated July 29, 2016 between HYLETE and Garrett Potter *
6.7	HYLETE 2015 Equity Incentive Plan *
6.8	Lease between Solana Partners, L.P. and Hylete, Inc., dated March 21, 2013, as amended on March 1, 2017
8	Form of Escrow Agreement *
11	Auditor’s Consent
12	Opinion of KHLK LLP *
13	Testing the waters materials *

_______________

* Previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on October 6, 2017.

HYLETE, INC.

By    /s/ Ronald Wilson

Ronald Wilson, Chief Executive Officer

HYLETE, Inc.

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ Ronald Wilson

Ronald Wilson, Chief Executive Officer Director

Date:        October 6, 2017

/s/ Garrett Potter

Garrett Potter, Chief Financial Officer, Chief Accounting Officer

Date:        October 6, 2017

/s/ Matthew Paulson

Matthew Paulson, Director

Date:        October 6, 2017

/s/ James Caccavo

James Caccavo, Director

Date:        October 6, 2017

/s/ Kevin Park

Kevin Park, Director

Date:        October 6, 2017

/s/ Courtney Reum

Courtney Reum, Director

Date:        October 6, 2017

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